As filed with the Securities and Exchange Commission on June 26, 2000

                                                          Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933

                           IKON OFFICE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            OHIO                                     23-0334400
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                          -----------------------------
                                  P.O. Box 834
                        Valley Forge, Pennsylvania 19482
               (Address of Principal Executive Offices) (Zip Code)
                          -----------------------------
                        2000 IKON OFFICE SOLUTIONS, INC.
                    NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN

                        2000 IKON OFFICE SOLUTIONS, INC.
                            EXECUTIVE INCENTIVE PLAN

                        2000 IKON OFFICE SOLUTIONS, INC.
                           EMPLOYEE STOCK OPTION PLAN
                          -----------------------------
                                   Don H. Liu
              Senior Vice President, General Counsel and Secretary
                           IKON Office Solutions, Inc.
                                     Box 834
                        Valley Forge, Pennsylvania 19482
                     (Name and address of agent for service)
                                 (610) 296-8000
          (Telephone number, including area code, of agent for service)
                       -----------------------------------
                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum             Proposed Maximum
Title of securities         Amount to be           Offering price per           Aggregate offering           Amount of
To be registered             registered                 unit*                         price               registration fee
--------------------------------------------------------------------------------------------------------------------------
Common stock                  7,000,000**               $5.16                      $36,120,000.00              $9,535.68
without par value***
        ---------
--------------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c).
**Includes 1,000,000 shares registered under the 2000 Ikon Office Solutions, Inc. Non-Employee Directors Compensation Plan, 1,000,000 shares registered under the 2000 Ikon Office Solutions, Inc. Executive Incentive Plan and 5,000,000 shares registered under the 2000 Ikon Office Solutions, Inc. Employee Stock Option Plan.
***In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares that may become issuable pursuant to the anti-dilution provisions of the plans described herein.

Item 1. Plan Information

         A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1).

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents incorporated by reference in Item 3 of Part II of this Form S-8 are incorporated by reference in the Section 10(a) prospectus relating to this registration statement. The foregoing documents and all other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request, to IKON Office Solutions, Inc. (the "Registrant" or the "Company") P.O. Box 834, Valley Forge, PA 19482, Attn:
Law Department (telephone number: (215) 296-8000).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement (the "Registration Statement"):

     (a) The Registrant's annual report on Form 10-K/A for the year ended September 30, 1999;

     (b) The Registrant's quarterly reports on Form 10-Q for the quarters ending on December 31, 1999 and March 31, 2000;

     (c) The Registrant's registration statement on Form 8-A, relating to the Registrant's preferred share purchase rights; and

     (d) Description of the Registrant's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         The legality of the shares of Common Stock offered hereby has been passed upon for the Registrant by Don H. Liu, Senior Vice President, General Counsel and Secretary of the Registrant. On May 31, 2000, Mr. Liu beneficially owned 62,990 shares of Common Stock of the Registrant and, under stock option plans of the Company, holds options to purchase 75,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         The Ohio General Corporation Law (the "Ohio Law"), under which the Registrant is organized, provides that the Registrant may indemnify persons who incur certain liabilities or expenses by reason of such persons being or having been directors, officers or employees of the Registrant or serving or having served in such capacities or similar capacities at the Registrant's request for other corporations or entities. Pursuant to the Ohio Law, the Registrant has adopted, as part of its Code of Regulations, provisions whereby the Registrant shall indemnify such persons against such liabilities and expenses resulting from suits or other proceedings brought by third persons and against expenses resulting from suits or other proceedings brought in the right of the Registrant. No indemnification against expenses is to be made, however, in respect of claims brought in the right of the Registrant where: i) such person is finally adjudged to be liable for negligence or misconduct in the performance of a duty to the Registrant, unless specific court approval for such indemnification is obtained; or ii) the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Law (relating to unlawful loans, dividends or distributions of assets).

         As permitted by law, the Registrant has purchased liability insurance policies covering its directors and officers to provide protection where the law does not allow the Registrant to indemnify a director or officer. The policies also provide coverage for indemnifiable expenses, including expenses related to claims arising under the Employment Retirement Income Security Act against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act with respect to an employee benefit plan.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         (4.1) Amended and Restated Rights Agreement, dated as of June 18, 1997 between Registrant and National City Bank, filed on June 18, 1997 as Exhibit 1 to Registrant's Report on Form 8-K, is incorporated herein by reference.

         (5)      Opinion of Don H. Liu re: legality.

         (23)     Consent of Independent Auditors.

         (24)     Powers of Attorney.

         (24.1)   Certification of Board Resolution re: Power of Attorney.

         (99.1) 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan.

         (99.2)   2000 IKON Office Solutions, Inc. Executive Incentive Plan.

         (99.3)   2000 IKON Office Solutions, Inc. Employee Stock Option Plan.

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To  reflect in the  prospectus  any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   Registration
                  Statement;

                        (iii) To include any material  information  with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on the 23rd day of June 2000.


                                   IKON OFFICE SOLUTIONS, INC.




Date: June 26, 2000                By:    /s/ WILLIAM S. URKIEL
                                   ------------------------------------------
                                          (William S. Urkiel)
                                   Title: Senior Vice President and
                                          Chief Financial Officer
                                          (Principal Financial Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                      Title                            Date

 /s/ JAMES J. FORESE
------------------------        Chairman and Chief Executive       June 26, 2000
 (James J. Forese)              Officer (Principal Executive
                                Officer)


 /s/ WILLIAM S. URKIEL
------------------------        Senior Vice President and          June 26, 2000
 (William S. Urkiel)            Chief Financial Officer
                                (Principal Financial Officer)


 /s/ CARLYLE SINGER
------------------------        Controller                         June 26, 2000
 (Carlyle Singer)               (Principal Accounting Officer)

       Signature                      Title            Date



*JUDITH M. BELL                    Director           June 26, 2000
-----------------------------
     (Judy Bell)


*JAMES R. BIRLE                    Director           June 26, 2000
-----------------------------
     (James R. Birle)


*PHILIP E. CUSHING                 Director           June 26, 2000
-----------------------------
     (Philip E. Cushing)


*RICHARD A. JALKUT                 Director           June 26, 2000
-----------------------------
     (Richard A. Jalkut)


*ROBERT M. FUREK                   Director           June 26, 2000
-----------------------------
     (Robert M. Furek)


*ARTHUR E. JOHNSON                 Director           June 26, 2000
-----------------------------
     (Arthur E. Johnson)


*THOMAS R. GIBSON                  Director           June 26, 2000
-----------------------------
     (Thomas R. Gibson)


*KURT M. LANDGRAF                  Director           June 26, 2000
-----------------------------
     (Kurth M. Landgraf)


         *By his signature set forth below, Don H. Liu, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission, has signed this Registration Statement on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.




         /s/ DON H. LIU                                  June 26, 2000
------------------------------------
         (Don H. Liu)

INDEX TO EXHIBITS


         (5)      Opinion of Don H. Liu re: legality.

         (23)     Consent of Independent Auditors.

         (24)     Powers of Attorney.

         (24.1)   Certification of Board Resolution re: Power of Attorney.

         (99.1) 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan.

         (99.2)   2000 IKON Office Solutions, Inc. Executive Incentive Plan.

         (99.3)   2000 IKON Office Solutions, Inc. Employee Stock Option Plan.